EXHIBIT 99

November 3, 2022

Cummins Reports Third Quarter 2022 Results

•Third quarter revenues of $7.3 billion
•GAAP1 Net Income of $400 million, or 5.5 percent of sales; diluted EPS of $2.82
•EBITDA in the third quarter was 12.1 percent of sales
•Third quarter results reflect:
◦Two months of operations from the acquired Meritor business, including $737 million in revenue and $37 million, or $0.26 per diluted share of GAAP1 Net Loss. Cummins also incurred $25 million, or $0.13 per diluted share, of costs in the third quarter related to the acquisition and integration of Meritor.
◦$16 million, or $0.09 per diluted share, of costs related to the separation of the Filtration business.
◦$57 million, or $0.40 per diluted share, of discrete tax items, primarily related to the planned separation of the Filtration business.
•Updated outlook for full year 2022:
◦Full year 2022 revenue guidance, excluding the Meritor business, is being maintained, with revenue expected to increase 8 percent.
◦Full year 2022 EBITDA guidance, excluding the Meritor business, is lowered to approximately 15.0 percent, from prior guidance of approximately 15.5 percent.

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the third quarter of 2022.
Third quarter revenues in total were $7.3 billion. Excluding the contribution of the Meritor, Inc. business, the acquisition of which was completed on August 3, 2022, third quarter revenues were $6.6 billion, representing an increase of 11 percent from the same quarter in 2021. Sales in North America increased 19 percent and international revenues decreased 1 percent compared to the same quarter in 2021, as strong demand across all global markets was offset by a market slowdown in China, as well as Russia, where operations have been suspended indefinitely.
“During the third quarter of 2022, Cummins advanced its growth strategy most notably with the completion of the acquisition of Meritor, and we have been excited to welcome our new colleagues into our company,” said President and CEO Jennifer Rumsey. “Demand from customers remains strong, reflecting the quality and performance of our products and robust conditions in most markets except China. EBITDA for the third quarter improved year-over-year but declined compared to the second quarter of 2022, reflecting weaker joint venture earnings in China, a one-time bonus to employees to recognize their relentless commitment to meeting customer demand in challenging conditions, and costs associated with both the Meritor acquisition and the planned separation of our Filtration business. We expect results for Meritor and Cummins in total to improve in the fourth quarter.”

Net income attributable to Cummins in the third quarter was $400 million, or $2.82 per diluted share. Excluding the Meritor business and related acquisition and integration costs, net income in the third quarter was $456 million, or $3.21 per diluted share, compared to $534 million, or $3.69 per diluted share, in 2021. The tax rate in the third quarter was 32.7 percent including $57 million, or $0.40 per diluted share, of unfavorable discrete items, primarily related to the planned separation of the Filtration business.
Earnings before interest, taxes, depreciation and amortization (EBITDA) in the third quarter was $884 million, or 12.1 percent of sales. Excluding the Meritor business and related acquisition and integration costs, EBITDA was $907 million, or 13.8 percent of sales, compared to $862 million, or 14.4 percent of sales, a year ago. Third quarter results include costs of $16 million, or $0.09 per diluted share, related to the separation of the Filtration business. In addition, to recognize the extraordinary efforts by employees during the challenges over the last several years, as well as promote retention in a period of tight labor markets, a one-time employee recognition bonus was announced and recorded during the third quarter, which had a cost impact of $56 million.
The third quarter results for the company included two months of operations following the acquisition of Meritor. Meritor results within the third quarter include $737 million in revenue, EBITDA of $2 million and GAAP1 net loss of $37 million. Results of Meritor include an inventory valuation adjustment as required by purchase accounting, which resulted in a negative impact of $32 million. Third quarter results also include $25 million, or $0.13 per diluted share, of acquisition related costs, which consist of consulting and banker fees, and employee separation and retention payments. EBITDA for Meritor operations, excluding the purchase accounting and acquisition and integration costs, was $54 million in the third quarter, or 7.3 percent of sales.
Updated 2022 Outlook:
Based on its current forecast, excluding the Meritor business, Cummins is providing the following update of its outlook for the full year 2022:
•Full year 2022 revenue guidance is being maintained, with revenue expected to be up 8 percent.
•Full year 2022 EBITDA is now expected to be approximately 15.0 percent of sales, excluding the Meritor business and related acquisition and integration costs, the impacts of the indefinite suspension of our operations in Russia and the costs associated with preparing for the expected separation of our Filtration business. This is below the company’s previous guidance of approximately 15.5 percent of sales and reflects an improvement from the third quarter to the fourth quarter.
•The company continues to expect to return approximately 50 percent of Operating Cash Flow to shareholders in 2022 in the form of dividends and share repurchases.
Cummins expects revenues of the Meritor business from the August 3 completion of the acquisition through the end of 2022 will be between $1.7 billion to $1.9 billion. During the same period, EBITDA from the Meritor business is expected to be approximately 4.5 percent of sales based upon the U.S. GAAP results.
Third Quarter 2022 Highlights:
•On August 3, Cummins completed the acquisition of Meritor, Inc., a leading global supplier of drivetrain, mobility, braking, aftermarket and electric powertrain solutions for commercial vehicle and industrial markets. The integration of Meritor’s people, products and capabilities in axle and brake technology will position Cummins as a leading provider of integrated powertrain solutions across internal combustion and electric power applications. The acquisition of Meritor is expected to generate annual pre-tax run-rate synergies of approximately $130 million by year three after closing, anticipated to be comprised of, among other things, SG&A savings, supply chain operations and facilities optimization.

•The company announced several collaborations that further enable our customers to achieve their decarbonization goals. During the third quarter, Cummins announced collaborations with Werner Enterprises, Transport Enterprise Leasing (TEL) and Versatile to deliver 15-liter hydrogen internal combustion engines. The X15H hydrogen engine, part of Cummins’ fuel agnostic platform, will enable a more-timely solution to reduce carbon emissions by providing customers with an option that has powertrain installation commonality and end user familiarity.
•The New Power business continued to expand its green hydrogen presence globally. Cummins announced it will expand PEM electrolyzer manufacturing capacity at its Oevel, Belgium, factory to 1 gigawatt (GW). The company also announced it will begin producing electrolyzers in the United States, underscoring the company’s continued dedication to advancing the nation’s green hydrogen economy. Electrolyzer production will take place in Fridley, Minnesota, starting at 500 megawatts (MW) of manufacturing capacity annually, scalable to 1 gigawatt (GW) in the future. In addition to electrolyzer capacity expansion, the business successfully launched the Cummins HD120 fuel cell system in China by delivering 52 units to the Lin-gang Government for a bus application.
•Cummins published its 19th annual Sustainability Progress Report, including the company’s first update on progress on Cummins’ 2030 environmental goals aligned to its PLANET 2050 environmental strategy.
•Progress continues to be made on the planned separation of the Filtration business.
•The company increased its quarterly dividend from $1.45 to $1.57 per share. Cummins has paid higher annual dividends to shareholders for 13 consecutive years.
Third quarter 2022 detail (all comparisons to same period in 2021):
Engine Segment

•Sales - $2.8 billion, up 8 percent
•Segment EBITDA - $363 million, or 13.1 percent of sales, compared to $391 million or 15.2 percent of sales
•On-highway revenues increased 10 percent driven by strong demand in the North American truck market, pricing actions and strong aftermarket demand. Off-highway revenues decreased 3 percent driven by a slowdown in China construction.
•Sales increased 14 percent in North America and decreased 8 percent in international markets due to a decline in China demand and the indefinite suspension of operations in Russia.

Distribution Segment

•Sales - $2.2 billion, up 14 percent
•Segment EBITDA - $225 million, or 10.0 percent of sales, compared to $192 million, or 9.8 percent of sales
•Revenues in North America increased 22 percent and international sales increased by 1 percent.
•Higher revenues were primarily driven by increased demand for parts and service.

Components Segment

•Sales - $2.7 billion; excluding Meritor, $2.0 billion, up 10 percent
•Segment EBITDA - $297 million, or 11.0 percent of sales; excluding Meritor and costs for the Filtration separation, $320 million or 16.2 percent of sales compared to $253 million, or 14.1 percent of sales
•Excluding Meritor, revenues in North America increased by 19 percent and international sales decreased by 1 percent due to lower demand in China.

Power Systems Segment

•Sales - $1.3 billion, up 16 percent
•Segment EBITDA - $193 million, or 14.3 percent of sales, compared to $134 million, or 11.5 percent of sales
•Power generation revenues increased 11 percent driven by pricing actions and increased global demand. Industrial revenues increased 17 percent due to strong demand for aftermarket products and increased demand in oil and gas markets.

New Power Segment

•Sales - $50 million; excluding Meritor, $45 million, up 96 percent
•Segment EBITDA loss - $96 million; excluding Meritor operating results, $86 million
•Revenues increased due to higher battery demand in the North American school bus market in addition to the shipments of fuel cell systems to the bus market in China.
•Costs associated with the development of fuel cells and electrolyzers, as well as products to support battery electric vehicles are contributing to EBITDA losses.

1 Generally Accepted Accounting Principles

About Cummins Inc.
Cummins Inc., a global power leader, is a corporation of complementary business segments that design, manufacture, distribute and service a broad portfolio of power solutions. The company’s products range from diesel, natural gas, electric and hybrid powertrains and powertrain-related components including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, automated transmissions, axles, drivelines, brakes, suspension systems, electric power generation systems, batteries, electrified power systems, electric powertrains, hydrogen production and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 59,900 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $2.1 billion on sales of $24.0 billion in 2021. See how Cummins is powering a world that's always on by accessing news releases and more information at https://www.cummins.com/always-on.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse results of our internal review into our emissions certification process and compliance with emission standards; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; changes in international, national and regional trade laws, regulations and policies; any adverse effects of the U.S. government's COVID-19 vaccine mandates; changes in taxation; global legal and ethical compliance costs and risks; increasingly stringent environmental laws and regulations; future bans or limitations on the use of diesel-powered products; any adverse effects of the conflict between Russia and Ukraine and the global response (including government bans or restrictions on doing business in Russia); failure to successfully integrate the acquisition of Meritor, Inc.; failure to realize all of the anticipated benefits from our acquisition of Meritor, Inc.; raw material, transportation and labor price fluctuations and supply shortages; aligning our capacity and production with our demand; the actions of, and income from, joint ventures and other investees that we do not directly control; large truck manufacturers' and original equipment manufacturers' customers discontinuing outsourcing their engine supply needs or experiencing financial distress, bankruptcy or change in control; product recalls; variability in material and commodity costs; the development of new technologies that reduce demand for our current products and services; lower than expected acceptance of new or existing products or services; product liability claims; our sales mix of products; failure to complete, adverse results from or failure to realize the expected benefits of the separation of our filtration business; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; challenging markets for talent and ability to attract, develop and retain key personnel; climate change and global warming; exposure to potential security breaches or other disruptions to our information technology environment and data security; political, economic and other risks from operations in numerous countries including political, economic and social uncertainty and the evolving globalization of our business; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; labor relations or work stoppages; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates; the price and availability of energy; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2021 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release, except for forward-looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash items that are excluded from the non-GAAP outlook measure. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
In millions, except per share amounts	September 30, 2022	October 3, 2021
NET SALES	$7,333	$5,968
Cost of sales	5,691	4,554
GROSS MARGIN	1,642	1,414
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	708	571
Research, development and engineering expenses	348	266
Equity, royalty and interest income from investees	70	94
Other operating expense, net	30	5
OPERATING INCOME	626	666
Interest expense	61	28
Other income, net	43	37
INCOME BEFORE INCOME TAXES	608	675
Income tax expense	199	134
CONSOLIDATED NET INCOME	409	541
Less: Net income attributable to noncontrolling interests	9	7
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$400	$534

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$2.83	$3.72
Diluted	$2.82	$3.69

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	141.1	143.5
Diluted	142.0	144.7

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Nine months ended
In millions, except per share amounts	September 30, 2022	October 3, 2021
NET SALES	$20,304	$18,171
Cost of sales	15,404	13,793
GROSS MARGIN	4,900	4,378
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	1,945	1,745
Research, development and engineering expenses	945	802
Equity, royalty and interest income from investees	261	397
Other operating expense, net	144	17
OPERATING INCOME	2,127	2,211
Interest expense	112	85
Other income, net	26	111
INCOME BEFORE INCOME TAXES	2,041	2,237
Income tax expense	502	473
CONSOLIDATED NET INCOME	1,539	1,764
Less: Net income attributable to noncontrolling interests	19	27
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$1,520	$1,737

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$10.74	$11.96
Diluted	$10.68	$11.86

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	141.5	145.2
Diluted	142.3	146.5

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	September 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$2,499	$2,592
Marketable securities	466	595
Total cash, cash equivalents and marketable securities	2,965	3,187
Accounts and notes receivable, net	4,799	3,990
Inventories	5,543	4,355
Prepaid expenses and other current assets	1,091	777
Total current assets	14,398	12,309
Long-term assets
Property, plant and equipment, net	5,201	4,422
Investments and advances related to equity method investees	1,826	1,538
Goodwill	2,229	1,287
Other intangible assets, net	2,602	900
Pension assets	1,536	1,488
Other assets	1,977	1,766
Total assets	$29,769	$23,710

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$4,000	$3,021
Loans payable	217	208
Commercial paper	2,393	313
Accrued compensation, benefits and retirement costs	575	683
Current portion of accrued product warranty	801	755
Current portion of deferred revenue	921	855
Other accrued expenses	1,568	1,190
Current maturities of long-term debt	55	59
Total current liabilities	10,530	7,084
Long-term liabilities
Long-term debt	5,450	3,579
Pensions and other postretirement benefits	678	604
Accrued product warranty	742	684
Deferred revenue	867	850
Other liabilities	1,892	1,508
Total liabilities	$20,159	$14,309

Redeemable noncontrolling interests	$252	$366

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.5 and 222.5 shares issued	$2,214	$2,099
Retained earnings	17,628	16,741
Treasury stock, at cost, 81.5 and 80.0 shares	(9,449)	(9,123)
Accumulated other comprehensive loss	(2,013)	(1,571)
Total Cummins Inc. shareholders’ equity	8,380	8,146
Noncontrolling interests	978	889
Total equity	$9,358	$9,035
Total liabilities, redeemable noncontrolling interests and equity	$29,769	$23,710

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
In millions	September 30, 2022	October 3, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$409	$541
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	216	160
Deferred income taxes	(82)	27
Equity in income of investees, net of dividends	32	(36)
Pension and OPEB expense	6	21
Pension contributions and OPEB payments	(16)	(18)
Share-based compensation expense	10	7
Russian suspension costs, net of recoveries	1	—
Loss (gain) on corporate owned life insurance	29	(1)
Foreign currency remeasurement and transaction exposure	(126)	17
Changes in current assets and liabilities, net of acquisitions
Accounts and notes receivable	(81)	(22)
Inventories	(99)	(291)
Other current assets	47	(27)
Accounts payable	(73)	39
Accrued expenses	157	266
Changes in other liabilities	(30)	(25)
Other, net	(18)	(89)
Net cash provided by operating activities	382	569

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(202)	(150)
Investments in internal use software	(20)	(14)
Investments in and net advances from (to) equity investees	3	(7)
Acquisitions of businesses, net of cash acquired	(2,763)	—
Investments in marketable securities—acquisitions	(305)	(207)
Investments in marketable securities—liquidations	358	221
Cash flows from derivatives not designated as hedges	3	7
Other, net	6	18
Net cash used in investing activities	(2,920)	(132)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	2,020	15
Net borrowings of commercial paper	1,688	—
Payments on borrowings and finance lease obligations	(999)	(24)
Net borrowings under short-term credit agreements	45	9
Distributions to noncontrolling interests	(24)	(15)
Dividend payments on common stock	(222)	(207)
Repurchases of common stock	(23)	(138)
Proceeds from issuing common stock	17	1
Other, net	—	2
Net cash provided by (used in) financing activities	2,502	(357)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	73	27
Net increase in cash and cash equivalents	37	107
Cash and cash equivalents at beginning of period	2,462	2,481
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,499	$2,588

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Nine months ended
In millions	September 30, 2022	October 3, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$1,539	$1,764
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	544	497
Deferred income taxes	(194)	44
Equity in income of investees, net of dividends	(30)	(150)
Pension and OPEB expense	23	62
Pension contributions and OPEB payments	(71)	(86)
Share-based compensation expense	24	25
Russian suspension costs, net of recoveries	112	—
Asset impairments and other charges	36	—
Loss on corporate owned life insurance	114	11
Foreign currency remeasurement and transaction exposure	(136)	27
Changes in current assets and liabilities, net of acquisitions
Accounts and notes receivable	(333)	(353)
Inventories	(597)	(919)
Other current assets	(18)	(45)
Accounts payable	353	416
Accrued expenses	(124)	435
Changes in other liabilities	(41)	(59)
Other, net	(56)	(145)
Net cash provided by operating activities	1,145	1,524

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(453)	(362)
Investments in internal use software	(44)	(36)
Proceeds from sale of land	—	20
Investments in and net advances from (to) equity investees	(50)	3
Acquisitions of businesses, net of cash acquired	(3,008)	—
Investments in marketable securities—acquisitions	(738)	(569)
Investments in marketable securities—liquidations	819	602
Cash flows from derivatives not designated as hedges	(29)	19
Other, net	7	45
Net cash used in investing activities	(3,496)	(278)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	2,076	35
Net borrowings (payments) of commercial paper	2,080	(123)
Payments on borrowings and finance lease obligations	(1,070)	(57)
Net borrowings (payments) under short-term credit agreements	21	(93)
Distributions to noncontrolling interests	(38)	(28)
Dividend payments on common stock	(633)	(601)
Repurchases of common stock	(370)	(1,228)
Proceeds from issuing common stock	36	27
Other, net	9	(11)
Net cash provided by (used in) financing activities	2,111	(2,079)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	147	20
Net decrease in cash and cash equivalents	(93)	(813)
Cash and cash equivalents at beginning of year	2,592	3,401
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,499	$2,588

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Distribution	Components		Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Three months ended September 30, 2022
External sales	$2,063	$2,232	$2,220		$773	$45	$7,333	$—	$7,333
Intersegment sales	716	7	483		576	5	1,787	(1,787)	—
Total sales	2,779	2,239	2,703		1,349	50	9,120	(1,787)	7,333
Research, development and engineering expenses	140	13	87		62	46	348	—	348
Equity, royalty and interest income (loss) from investees	28	20	17		10	(5)	70	—	70
Interest income	3	4	4		3	—	14	—	14
Russian suspension costs	—	—	1		—	—	1	—	1
EBITDA (2)	363	225	297	(3)	193	(96)	982	(98)	884
Depreciation and amortization (4)	51	29	95		30	10	215	—	215

EBITDA as a percentage of segment sales	13.1%	10.0%	11.0%		14.3%	NM	10.8%		12.1%

Three months ended October 3, 2021
External sales	$1,961	$1,952	$1,347		$688	$20	$5,968	$—	$5,968
Intersegment sales	617	7	446		476	3	1,549	(1,549)	—
Total sales	2,578	1,959	1,793		1,164	23	7,517	(1,549)	5,968
Research, development and engineering expenses	97	10	78		55	26	266	—	266
Equity, royalty and interest income (loss) from investees	61	15	10		11	(3)	94	—	94
Interest income	3	2	1		1	—	7	—	7
EBITDA (2)	391	192	253		134	(58)	912	(50)	862
Depreciation and amortization (4)	53	28	44		29	5	159	—	159

EBITDA as a percentage of segment sales	15.2%	9.8%	14.1%		11.5%	NM	12.1%		14.4%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended September 30, 2022 and October 3, 2021, except for $6 million of filtration separation costs in 2022.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(3) Includes $45 million of costs related to the acquisition and integration of Meritor and $10 million of costs associated with the planned separation of our filtration business.
(4) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as Interest expense. A portion of depreciation expense is included in Research, development and engineering expenses.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine		Distribution	Components		Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Nine months ended September 30, 2022
External sales	$6,204		$6,590	$5,214		$2,190	$106	$20,304	$—	$20,304
Intersegment sales	2,103		19	1,427		1,522	17	5,088	(5,088)	—
Total sales	8,307		6,609	6,641		3,712	123	25,392	(5,088)	20,304
Research, development and engineering expenses	365		39	236		184	121	945	—	945
Equity, royalty and interest income (loss) from investees	131	(2)	57	54		31	(12)	261	—	261
Interest income	8		9	7		5	—	29	—	29
Russian suspension costs	33	(3)	55	5		19	—	112	—	112
EBITDA (4)	1,177		632	969	(5)	411	(243)	2,946	(252)	2,694
Depreciation and amortization (6)	151		86	187		92	25	541	—	541

EBITDA as a percentage of total sales	14.2%		9.6%	14.6%		11.1%	NM	11.6%		13.3%

Nine months ended October 3, 2021
External sales	$5,776		$5,692	$4,627		$1,999	$77	$18,171	$—	$18,171
Intersegment sales	1,752		22	1,312		1,330	5	4,421	(4,421)	—
Total sales	7,528		5,714	5,939		3,329	82	22,592	(4,421)	18,171
Research, development and engineering expenses	288		35	232		172	75	802	—	802
Equity, royalty and interest income (loss) from investees	278		47	41		32	(1)	397	—	397
Interest income	7		5	3		3	—	18	—	18
EBITDA (4)	1,147		553	975		399	(169)	2,905	(89)	2,816
Depreciation and amortization (6)	154		88	138		97	17	494	—	494

EBITDA as a percentage of total sales	15.2%		9.7%	16.4%		12.0%	NM	12.9%		15.5%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the nine months ended September 30, 2022 and October 3, 2021, except for $47 million of filtration separation costs in 2022.

(2) Includes a $28 million impairment of our joint venture with KAMAZ and $3 million of royalty charges as part of our costs associated with the suspension of our Russian operations.
(3) Includes $31 million of Russian suspension costs reflected in the equity, royalty and interest income (loss) from investees line above.
(4) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(5) Includes $56 million of costs related to the acquisition and integration of Meritor and $15 million of costs associated with the planned separation of our filtration business.
(6) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as Interest expense. The amortization of debt discount and deferred costs was $3 million and $3 million for the nine months ended September 30, 2022 and October 3, 2021, respectively. A portion of depreciation expense is included in Research, development and engineering expenses.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Net Income is shown in the table below:

	Three months ended		Nine months ended
In millions	September 30, 2022	October 3, 2021	September 30, 2022	October 3, 2021
EBITDA	$884	$862	$2,694	$2,816

EBITDA as a percentage of net sales	12.1%	14.4%	13.3%	15.5%

Less:
Interest expense	61	28	112	85
Depreciation and amortization	215	159	541	494
INCOME BEFORE INCOME TAXES	608	675	2,041	2,237
Less: Income tax expense	199	134	502	473
CONSOLIDATED NET INCOME	409	541	1,539	1,764
Less: Net income attributable to noncontrolling interests	9	7	19	27
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$400	$534	$1,520	$1,737

Net income attributable to Cummins Inc. as a percentage of net sales	5.5%	8.9%	7.5%	9.6%

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES
Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended		Nine months ended
In millions	September 30, 2022	October 3, 2021	September 30, 2022		October 3, 2021
Manufacturing entities
Dongfeng Cummins Engine Company, Ltd.	$8	$11	$35		$63
Chongqing Cummins Engine Company, Ltd.	7	8	23		28
Beijing Foton Cummins Engine Co., Ltd.	6	23	34		108
Tata Cummins, Ltd.	5	6	19		13
All other manufacturers	11	21	14	(1)	104
Distribution entities
Komatsu Cummins Chile, Ltda.	13	8	32		23
All other distributors	3	2	8		6
Cummins share of net income	53	79	165		345
Royalty and interest income	17	15	96		52
Equity, royalty and interest income from investees	$70	$94	$261		$397

(1) Includes a $28 million impairment of our joint venture with KAMAZ and $3 million of royalty charges as part of our costs associated with the suspension of our Russian operations. In addition, on February 7, 2022, we purchased Westport Fuel System Inc.'s stake in Cummins Westport Joint Venture.

ACQUISITION
On August 3, 2022, we completed the acquisition of Meritor whereby we paid $36.50 per share for each outstanding share of Meritor, a global leader of drivetrain, mobility, braking, aftermarket and electric powertrain solutions for commercial vehicle and industrial markets. The total purchase price, including debt that was retired on the closing date of $248 million, was $2.9 billion. In addition, we assumed $1.0 billion of additional debt, of which $0.9 billion was retired prior to the end of the third quarter. The acquisition was funded with a combination of $2.0 billion in new debt, cash on hand and additional commercial paper borrowings.
INCOME TAXES
Our effective tax rate for 2022 is expected to approximate 22.0 percent (increased 0.5 percent from prior quarter), excluding any discrete items that may arise.
Our effective tax rate for the three months ended September 30, 2022, was 32.7 percent and contained unfavorable discrete tax items of $57 million, or $0.40 per share, primarily due to $51 million of unfavorable tax costs associated with internal restructuring ahead of the planned separation of our filtration business and $10 million of unfavorable return to provision adjustments, partially offset by $4 million of net favorable other discrete tax items.
Our effective tax rate for the nine months ended September 30, 2022, was 24.6 percent and contained unfavorable discrete tax items of $52 million, or $0.37 per share, primarily due to $69 million of unfavorable tax costs associated with internal restructuring ahead of the planned separation of our filtration business and $10 million of unfavorable return to provision adjustments, partially offset by $27 million of favorable changes in tax reserves.
Our effective tax rate for the three months ended October 3, 2021, was 19.9 percent and contained favorable discrete items of $11 million, or $0.08 per share, primarily due to a $16 million favorable release of tax reserves associated with the settlement of tax positions, partially offset by $5 million of unfavorable return to provision adjustments.
Our effective tax rate for the nine months ended October 3, 2021, was 21.1 percent and contained favorable discrete items of $8 million, or $0.05 per share, primarily due to a $18 million favorable release of tax reserves associated with the settlement of tax positions, partially offset by $10 million of unfavorable statutory changes in tax rates (mostly in the U.K.).

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, depreciation and amortization and noncontrolling interests (EBITDA)
We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. We believe EBITDA excluding special items is a useful measure of our operating performance without regard to the Meritor acquisition and related purchase price accounting adjustments, as well as acquisition and integration costs. This statement excludes forward looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of non-cash items that are excluded from the non-GAAP outlook measure.
EBITDA is not in accordance with, or an alternative for, accounting principles generally accepted in the United States (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Below is a reconciliation of “Net income attributable to Cummins Inc.” to EBITDA for each of the applicable periods:

	Three months ended
In millions	September 30, 2022	October 3, 2021
Net income attributable to Cummins Inc.	$400	$534

Net income attributable to Cummins Inc. as a percentage of net sales	5.5%	8.9%

Add:
Net income attributable to noncontrolling interests	9	7
Consolidated net income	409	541

Add:
Interest expense	61	28
Income tax expense	199	134
Depreciation and amortization	215	159
EBITDA	$884	$862

EBITDA as a percentage of net sales	12.1%	14.4%

Add:
Meritor business and related acquisition and integration costs	23	—

EBITDA, excluding impact of Meritor business and related acquisition and integration costs	$907	$862

EBITDA, excluding impact of Meritor business and related acquisition and integration costs, as a percentage of net sales excluding Meritor	13.8%	14.4%

CUMMINS INC. AND SUBSIDIARIES
SEGMENT SALES DATA
(Unaudited)
Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2022
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$908	$1,001	$972	$—	$2,881
Medium-duty truck and bus	848	875	868	—	2,591
Light-duty automotive	498	456	466	—	1,420
Off-highway	499	443	473	—	1,415
Total sales	$2,753	$2,775	$2,779	$—	$8,307

2021
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$827	$839	$861	$801	$3,328
Medium-duty truck and bus	674	688	713	702	2,777
Light-duty automotive	481	484	515	432	1,912
Off-highway	477	480	489	491	1,937
Total sales	$2,459	$2,491	$2,578	$2,426	$9,954

Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2022
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	28,600	30,900	30,200	—	89,700
Medium-duty	72,600	68,800	69,800	—	211,200
Light-duty	66,500	60,400	58,300	—	185,200
Total units	167,700	160,100	158,300	—	486,100

2021
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	30,700	29,400	29,200	28,300	117,600
Medium-duty	73,100	67,500	65,200	68,000	273,800
Light-duty	68,500	68,100	73,900	62,800	273,300
Total units	172,300	165,000	168,300	159,100	664,700

Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2022
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$924	$990	$945	$—	$2,859
Engines	441	429	449	—	1,319
Power generation	401	441	431	—	1,273
Service	351	393	414	—	1,158
Total sales	$2,117	$2,253	$2,239	$—	$6,609

2021
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$757	$765	$800	$823	$3,145
Engines	334	351	377	437	1,499
Power generation	418	454	438	452	1,762
Service	326	350	344	346	1,366
Total sales	$1,835	$1,920	$1,959	$2,058	$7,772

Component Segment Sales by Business
Sales for our Components segment by business were as follows:

2022
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$910	$863	$853	$—	$2,626
Filtration	382	391	399	—	1,172
Turbo technologies	346	355	367	—	1,068
Electronics and fuel systems	216	198	193	—	607
Automated transmissions	134	143	159	—	436
Axles and brakes	—	—	732	—	732
Total sales	$1,988	$1,950	$2,703	$—	$6,641

2021
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$1,035	$882	$793	$789	$3,499
Filtration	372	374	354	338	1,438
Turbo technologies	367	351	325	308	1,351
Electronics and fuel systems	263	241	210	185	899
Automated transmissions	115	146	111	106	478
Total sales	$2,152	$1,994	$1,793	$1,726	$7,665

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2022
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$664	$657	$739	$—	$2,060
Industrial	393	428	483	—	1,304
Generator technologies	103	118	127	—	348
Total sales	$1,160	$1,203	$1,349	$—	$3,712

2021
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$611	$655	$664	$585	$2,515
Industrial	324	399	412	399	1,534
Generator technologies	87	89	88	102	366
Total sales	$1,022	$1,143	$1,164	$1,086	$4,415

High-horsepower unit shipments by engine classification were as follows:

2022
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,200	2,400	2,400	—	7,000
Industrial	1,100	1,200	1,200	—	3,500
Total units	3,300	3,600	3,600	—	10,500

2021
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,100	1,800	2,500	2,000	8,400
Industrial	1,000	1,200	1,900	1,300	5,400
Total units	3,100	3,000	4,400	3,300	13,800